                                                                     Exhibit 5.1


                                                  53rd at Third
                                                  885 Third Avenue
                                                  New York, New York  10022-4802
                                                  Tel: (212) 906-1200  Fax: (212) 751-4864
                                                  www.lw.com

[LATHAM & WATKINS LLP LOGO]
                                                  FIRM / AFFILIATE OFFICES
                                                  Boston        New Jersey
                                                  Brussels      New York
                                                  Chicago       Northern Virginia
                                                  Frankfurt     Orange County
May 15, 2003                                      Hamburg       Paris
                                                  Hong Kong     San Diego
                                                  London        San Francisco
                                                  Los Angeles   Silicon Valley
                                                  Milan         Singapore
                                                  Moscow        Tokyo
                                                                Washington, D.C.


Rexnord Corporation
      and each co-registrant to
      Registration Statement No. 333-102428
4701 Greenfield Avenue
Milwaukee, WI 53214

             Re: REGISTRATION STATEMENT ON FORM S-4 (NO. 333-102428) RELATING TO $225,000,000 AGGREGATE PRINCIPAL AMOUNT OF 10-1/8% SENIOR SUBORDINATED NOTES DUE 2012

Ladies and Gentlemen:

         In connection with the registration of $225,000,000 aggregate principal amount of 10-1/8% Senior Subordinated Notes due 2012 (the "Securities") by Rexnord Corporation, a Delaware corporation (the "Company"), and each co-registrant thereto, and the guarantees of the Securities (the "Guarantees") by each of the entities listed on Schedule A hereto (the "Guarantors"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on January 9, 2003, and amended on March 19, 2003, April 17, 2003, May 14, 2003 and May 15, 2003 (File No. 333-102428) (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Securities and the Guarantees will be issued pursuant to an indenture dated as of November 25, 2002 (the "Indenture") by and among the Company, each of the Guarantors and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee"). The Securities and the Guarantees will be issued in exchange for the Company's outstanding 10-1/8% Senior Subordinated Notes due 2012 on the terms set forth in the prospectus contained in the Registration Statement and the Letter of Transmittal filed as an exhibit thereto. The Indenture, the Securities and the Guarantees are sometimes referred to herein collectively as the "Operative Documents." Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

         In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company and each of the Guarantors incorporated in the State of Delaware or the State of New York (the "Covered Guarantors") in connection with the authorization and issuance of the Securities and the Guarantees, respectively. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

MAY 15, 2003
PAGE 2

[LATHAM & WATKINS LLP LOGO]


         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York and the General Corporation Law of the State of Delaware, except that in paragraph (3) we are passing upon the laws of the State of Nebraska solely in reliance on the opinion of Fitzgerald, Schorr, Barmettler & Brennan, P.C., L.L.O., in paragraph (4) we are passing upon the laws of the State of Louisiana solely in reliance on the opinion of Sher, Garner, Cahill, Richter, Klein, McAllister and Hilbert L.L.C., in paragraph (5) we are passing upon the laws of the State of Nevada solely in reliance on the opinion of Hale Lane Peek Dennison and Howard, in paragraph (6) we are passing upon the laws of the State of Wisconsin solely in reliance on the opinion Quarles & Brady LLP. Such opinions are attached hereto as Exhibits A through D, respectively, and our opinions herein in reliance on such opinions are subject to all of the assumptions, limitations and qualifications set forth therein. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of the State of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

         (1) The Securities have been duly authorized by all necessary corporate action of the Company, and when executed, authenticated and delivered by or on behalf of the Company against payment therefor in accordance with the terms of the Indenture, will constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         (2) Each of the Guarantees to be executed and delivered by each of the Covered Guarantors has been duly authorized by all necessary corporate action of the respective Covered Guarantor and each Guaranty has been duly executed and delivered by each Covered Guarantor.

         (3) The Guaranty to be executed and delivered by Addax, Inc. set forth in the Indenture has been duly authorized by all necessary corporate action of such Guarantor, and such Guaranty has been duly executed and delivered by such Guarantor.

         (4) The Guaranty by Prager Incorporated set forth in the Indenture has been duly authorized by all necessary corporate action of such Guarantor, and such Guaranty has been duly executed and delivered by such Guarantor.

         (5) The execution and delivery of the Indenture in which the Guarantees issued by Rexnord, Ltd. and Rexnord Puerto Rico Inc. are set forth have been duly authorized by all necessary corporate action of each such Guarantor and the Indenture has been duly executed and delivered by each such Guarantor.

MAY 15, 2003
PAGE 3

[LATHAM & WATKINS LLP LOGO]


         (6) The Guaranty by Betzdorf Chain Company Inc. set forth in the Indenture has been duly authorized by all necessary corporate action of such Guarantor and such Guaranty set forth in the Indenture has been duly executed and delivered by such Guarantor.

         (7) Each of the Guarantees are the legally valid and binding obligation of the respective Guarantor, enforceable against the respective Guarantor in accordance with its terms.

         The opinions rendered in paragraphs (1) and (7) relating to the enforceability of the Securities and the Guarantees are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

         To the extent that the obligations of the Company and the Guarantors under the Operative Documents may be dependent upon such matters, we assume for purposes of this opinion that with respect to the Trustee, each Operative Document to which it is a party constitutes its legally valid and binding agreement, enforceable against it in accordance with its terms.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" contained in the prospectus contained therein.

                                                     Very truly yours,

                                                     /s/  Latham & Watkins LLP

MAY 15, 2003
PAGE 4

[LATHAM & WATKINS LLP LOGO]



                                   SCHEDULE A


        NAME                                                                 JURISDICTION
1.      PT Components Inc.                                                   Delaware
2.      RAC-I Inc.                                                           Delaware
3.      RBS Acquisition Corporation                                          Delaware
4.      RBS China Holdings L.L.C.                                            Delaware
5.      RBS Global Inc.                                                      Delaware
6.      RBS North America Inc.                                               Delaware
7.      Rexnord Germany-1 Inc.                                               Delaware
8.      Rexnord International Inc.                                           Delaware
9.      Rexnord Industries, Inc.                                             Delaware
10.     Winfred Berg Licensco Inc.                                           Delaware
11.     W.M. Berg Inc.                                                       Delaware
12.     Prager Incorporated                                                  Louisiana
13.     Addax Inc.                                                           Nebraska
14.     Clarkson Industries Inc.                                             New York
15.     Rexnord Ltd.                                                         Nevada
16.     Rexnord Puerto Rico Inc.                                             Nevada
17.     Betzdorf Chain Co. Inc.                                              Wisconsin


                                    EXHIBIT A


                            [Sher Garner letterhead]

                                   May 15, 2003

Rexnord Corporation
4701 Greenfield Avenue
Milwaukee, WI 53214

Prager Incorporated
8550 United Plaza Boulevard
Baton Rouge, LA 70809

Latham & Watkins
555 Eleventh Street, N.W.
Suite 1000
Washington, D.C. 20004-1304

         RE: Registration Statement on Form S-4 Relating to $225,000,000 Aggregate Principal Amount of 10-1/8% Senior Subordinated Notes due 2012

Ladies and Gentlemen:

         We have acted as special Louisiana counsel to Prager Incorporated, a Louisiana corporation (the "LOUISIANA SUBSIDIARY"). In connection with the registration of $225,000,000 aggregate principal amount of 10 1/8% Senior Subordinated Notes due 2012 (the "SECURITIES") by Rexnord Corporation, a Delaware corporation (the "COMPANY"), and each of the co-registrants thereto, and the guaranty of the Securities (the "GUARANTY") by the Louisiana Subsidiary and numerous other guarantors (the "ADDITIONAL GUARANTORS"), under the Securities Act of 1933, as amended (the "ACT"), on Form S-4 filed with the Securities and Exchange Commission (the "COMMISSION") on January 9, 2003, and amended on March 19, 2003, April 17, 2003, May 14, 2003 and May 15, 2003 (File No. 333-102428) (the "REGISTRATION STATEMENT"), you have requested our opinion with respect to the matters set forth below. The Securities and the Guaranty will be issued pursuant to an Indenture dated as of November 25, 2002 (the "INDENTURE") by and among the Company, the Louisiana Subsidiary, the Additional Guarantors and Wells Fargo Bank Minnesota, National Association, as Trustee (the "TRUSTEE"). The Securities and the Guaranty will be issued in exchange for the Company's outstanding 10 1/8% Senior Subordinated Notes due 2012 on the terms set forth in the prospectus contained in the Registration Statement and the Letter of Transmittal filed as an exhibit thereto. Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

         We do not represent the Louisiana Subsidiary on a general or regular basis and, accordingly, have no detailed information concerning its business or operations. Therefore, nothing contained herein should be construed as an opinion regarding the Louisiana Subsidiary or its operations satisfying or otherwise complying with any local laws or ordinances or laws or ordinances of general application pertaining to the particular business and operations of the Louisiana Subsidiary.

         In arriving at the opinions expressed below, we have examined (a) an executed copy of the Indenture, as well as (b) (i) a copy of the Articles of Incorporation of the Louisiana Subsidiary, certified by the Secretary of the Louisiana Subsidiary (the "ARTICLES OF INCORPORATION"); (ii) a copy of the Bylaws of the Louisiana Subsidiary, certified by the Secretary of the Louisiana Subsidiary (the "BYLAWS"); (iii) a Certificate of Good Standing for the Louisiana Subsidiary from the Louisiana Secretary of State dated November 19, 2002; (iv) resolutions of the Board of Directors of the Louisiana Subsidiary, certified by the Secretary of the Louisiana Subsidiary; and (v) a Certificate of the Louisiana Subsidiary's Secretary with respect to the items set forth above dated November 22, 2002 (the "SECRETARY'S CERTIFICATE"; collectively, items
(b)(i) through (b)(v) are the "CORPORATE DOCUMENTS").

         In arriving at the opinions expressed below, we have made such investigations of law, in each case as we have deemed appropriate as a basis for such opinions.

         In rendering the opinions expressed below, we have assumed, with your permission and without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined, (c) the conformity to authentic originals of documents submitted to us as certified, conformed or photostatic copies, (d) the accuracy of all statements of fact set forth in the Indenture, and (e) the accuracy and completeness of the Corporate Documents. We have made no investigation or inquiry to determine the accuracy of the foregoing assumptions and are not responsible for the effect of the inaccuracy of any of these assumptions on the opinions expressed herein.

         Based upon the foregoing and subject to the foregoing exceptions, we are of the opinion that:

         1. The Guaranty by the Louisiana Subsidiary set forth in the Indenture has been duly authorized by all necessary corporate action of the Louisiana Subsidiary, and the Guaranty has been duly executed and delivered by the Louisiana Subsidiary.

         The opinions set forth above are subject to the following qualifications and exceptions:

         a. This Opinion is rendered solely as to matters of Louisiana law, and we do not purport to express any opinion herein concerning any law other than the laws of the State of Louisiana. We are not opining as to any securities laws, blue-sky laws, or laws of the United States of America. To the extent, if any, that the laws of any jurisdiction other than the State of Louisiana may be applicable to any of the transactions or documents referred to herein, we express no opinion with respect to any such laws or their effect on any of the transactions or documents.

         b. Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date of this opinion. We undertake no responsibility to advise you of any changes in the law or the facts after the date hereof that would alter the scope or substance of the opinions expressed herein. This Opinion expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.

         c. We express no opinion with respect to the enforceability against the Louisiana Subsidiary of the Indenture.

         We consent to your filing this Opinion as an exhibit to the Registration Statement and to the referenced to our firm contained in the heading "Legal Matters" contained in the Prospectus contained therein.

                                     Sincerely,

                                     /s/ Sher Garner Cahill Richter Klein
                                     McAlister & Hilbert, L.L.C.


                                     Sher Garner Cahill Richter Klein McAlister
                                     & Hilbert, L.L.C.

                                    EXHIBIT B

       [Fitzgerald, Schorr, Barmettler & Brennan, P.C., L.L.O. Letterhead]

                                  May 15, 2003



Rexnord Corporation
4701 Greenfield Avenue
Milwaukee, WI 53214

Addax, Inc.
2135 Cornhusker Hwy.
Lincoln, NE 68521

Latham & Watkins
555 Eleventh Street, N.W.
Suite 1000
Washington, D.C. 20004

              Re: REGISTRATION STATEMENT ON FORM S-4 RELATING TO $225,000,000 AGGREGATE PRINCIPAL AMOUNT OF 10-1/8% SENIOR SUBORDINATED NOTES DUE 2012


Ladies and Gentlemen:

          In connection with the registration of $225,000,000 aggregate principal amount of 10-1/8% Senior Subordinated Notes due 2012 (the "Securities") by Rexnord Corporation, a Delaware corporation (the "Company") and each of the co-registrants, the guarantees of the Securities (the "Guarantees") by each of the entities listed on Schedule A hereto (the "Guarantors"), and specifically that certain guaranty of the Securities (the "Covered Guaranty") by Addax, Inc., a Nebraska corporation (the "Covered Guarantor"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on January 9, 2003, and amended on March 19, 2003, April 17, 2003, May 14, 2003 and May 15, 2003 (File No. 333-102428), (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Securities and the Guarantees will be issued pursuant to an indenture dated as of November 25, 2002 (the "Indenture") by and among the Company, each of the Guarantors and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee"). The Securities and the Guarantees will be issued in exchange for the Company's outstanding 10-1/8% Senior Subordinated Notes due 2012 on the terms set forth in the prospectus contained in the Registration Statement and the Letter of Transmittal filed as an exhibit thereto. The Indenture, the Securities and the Guarantees are sometimes referred to herein collectively as the "Operative Documents." Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

          In our capacity as special counsel to the Covered Guarantor, in connection with such registration, we are familiar with the proceedings taken by the Covered Guarantor in connection with the authorization and issuance of the Covered Guaranty, and have reviewed a signed copy of the Covered Guaranty bearing the signature of Thomas J. Jansen.

          In addition, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents:

          (a) the Articles of Incorporation of Addax, Inc., as filed with the Nebraska Secretary of State on November 13, 1985;

          (b)     the Bylaws of Addax, Inc.;

          (c) the Certificate of Good Standing with respect to the Covered Guarantor from the Nebraska Secretary of State dated March 11, 2003 (the "Certificate of Good Standing");

          (d) the Written Consent in Lieu of a Special Meeting of the Directors of Addax, Inc., dated November 25, 2002 (the "Appointment Consent"); and

          (e) the Written Consent in Lieu of a Special Meeting of the Board of Directors of Addax, Inc., dated November 25, 2002 (the "Directors' Consent").

          The documents described in (a) through (e) above are collectively referred to herein as the "Corporate Documents". With respect to all factual matters, we have relied solely upon, and have assumed the accuracy, completeness and genuineness of, the representations, warranties and certificates contained in and made pursuant to, the Operative Documents and the Corporate Documents.

          We have not served as general counsel for any of the parties to, nor have we been involved in the transactions contemplated in, the Operative Documents. We have represented the Covered Guarantor only with respect to the rendering of this opinion.

          In rendering the opinions set forth below, we have relied, with your permission, upon the following specific assumptions, the accuracy of which we have not independently verified:

          (a) Except for the Operative Documents, there are no other documents or agreements executed by or between any of the parties that would expand or otherwise modify the obligations of the Covered Guarantor under the Covered Guaranty or that would have any effect on the opinion rendered herein;

          (b) In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies; and

          (c) the Bylaws of the Covered Guarantor that have been provided to us are the current Bylaws of the Covered Guarantor, and there have been no Amendments to such Bylaws that would have any effect on the opinion rendered herein;

          We are opining herein as to the effect on the subject transaction only of the laws of the State of Nebraska, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, including the federal laws of the United States, or as to any matters of municipal law or the laws of any local agencies within any state.

          Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

          (1) The Covered Guaranty to be executed and delivered by the Covered Guarantor set forth in the Indenture has been duly authorized by all necessary corporate action of the Covered Guarantor, and the Covered Guaranty has been duly executed and delivered by the Covered Guarantor.

          To the extent that the obligations of the Company and each Guarantor under the Operative Documents may be dependent upon such matters, we assume for purposes of this opinion that each Guarantor other than the Covered Guarantor:
(a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite organizational and legal power and authority to perform its obligations under each of the Operative Documents to which it is a party; (c) is duly qualified to engage in the activities contemplated by each such Operative Document; and (d) has duly authorized, executed and delivered each such Operative Document.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters: contained in the prospectus contained therein.

                                         Very truly yours,

                                         /s/ THOMAS R. OSTDIEK

                                         THOMAS R. OSTDIEK
                                         For the Firm

                                   SCHEDULE A


NAME                                                                     JURISDICTION
PT Components Inc.                                                       Delaware
RAC-I Inc.                                                               Delaware
RBS Acquisition Corporation                                              Delaware
RBS China Holdings L.L.C.                                                Delaware
RBS Global Inc.                                                          Delaware
RBS North America Inc.                                                   Delaware
Rexnord Germany-1 Inc.                                                   Delaware
Rexnord International Inc.                                               Delaware
Rexnord North America Holdings Inc.                                      Delaware
Winfred Berg Licensco Inc.                                               Delaware
W.M. Berg Inc.                                                           Delaware
Prager Incorporated                                                      Louisiana
Addax Inc.                                                               Nebraska
Clarkson Industries Inc.                                                 New York
Rexnord Ltd.                                                             Nevada
Rexnord Puerto Rico Inc.                                                 Nevada
Betzdorf Chain Co. Inc.                                                  Wisconsin


                                    EXHIBIT C


                             [Hale Lane Letterhead]


Rexnord Corporation                                  Rexnord, Ltd.
4701 Greenfield Avenue                               4701 Greenfield Avenue
Milwaukee, WI  53214                                 Milwaukee, WI  53214

Latham & Watkins                                     Rexnord Puerto Rico Inc.
53rd at Third                                        4701 Greenfield Avenue
885 Third Avenue                                     Milwaukee, WI  53214
New York, NY  10022-4802

       Re: REGISTRATION STATEMENT ON FORM S-4 RELATING TO $225,000,000 AGGREGATE
           PRINCIPAL AMOUNT OF 10-1/8% SENIOR SUBORDINATED NOTES DUE 2012

Ladies and Gentlemen:

         In connection with the registration of $225,000,000 aggregate principal amount of 10-1/8% Senior Subordinated Notes due 2012 (the "Securities") by Rexnord Corporation, a Delaware corporation (the "Company'), and the guarantees of the Securities set forth in Section 11 of the Indenture (the "Guarantees") by each of the entities listed on Schedule A hereto (the "Guarantors"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on January 9, 2003, and amended on March 19, 2003, April 17, 2003, May 14, 2003 and May 15, 2003 (File No. 333-102428), (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Securities and the Guarantees will be issued pursuant to an indenture dated as of November 25, 2002 (the "Indenture") by and among the Company, each of the Guarantors and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee"). The Securities and the Guarantees will be issued in exchange for the Company's outstanding 10-1/8% Senior Subordinated Notes due 2012 on the terms set forth in the prospectus contained in the Registration Statement and the Letter of Transmittal filed as an exhibit thereto. The Indenture and the Securities are sometimes referred to herein collectively as the "Operative Documents." Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

         In our capacity as your Nevada special counsel in connection with such registration, we are familiar with the proceedings taken by Rexnord, Ltd., a Nevada Corporation, and Rexnord Puerto Rico Inc., a Nevada corporation (collectively, the "Covered Guarantors"), in connection with the authorization and issuance of the Guarantees and, in rendering the opinions which follow, have examined and relied upon the following documents:

         (a)      The Indenture;

         (b) A copy of the Articles of Incorporation of Rexnord, Ltd. filed with the Secretary of State of Nevada on September 3, 1970, and a Certificate of Amendment thereto filed with the Secretary of State of Nevada on March 15, 1973;

         (c) A copy of the Bylaws of Rexnord, Ltd. adopted by Rexnord, Ltd. on September 14, 1970;

         (d) Written Consent of Directors of Rexnord, Ltd. dated November 25, 2002;

         (e)      Certificate of Officer of Rexnord, Ltd. dated November 25,
                  2002;

         (f) Certificate of Existence as to Rexnord, Ltd. issued by the Nevada Secretary of State on November 19, 2002 ("Rexnord, Ltd. Good Standing Certificate");

         (g) A copy of the Articles of Incorporation of Rexnord Puerto Rico filed with the Secretary of State of Nevada on June 14, 1978;

         (h) A copy of the Bylaws of Rexnord Puerto Rico certified by an officer of Rexnord Puerto Rico;

         (i) Written Consent of Directors of Rexnord Puerto Rico dated November 25, 2002;

         (j) Certificate of Officer of Rexnord Puerto Rico dated November 25, 2002; and

         (k) Certificate of Existence as to Rexnord Puerto Rico issued by the Nevada Secretary of State on November 21, 2002 ("Rexnord Puerto Rico Good Standing Certificate").

         In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the internal laws of the State of Nevada and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof the execution and delivery of the Indenture in which the Guarantees are set forth have been duly authorized by all necessary corporate action of the respective Covered Guarantor and the Indenture has been duly executed and delivered by the Covered Guarantors.

         We have no responsibility or obligation to update this opinion, to consider its applicability or correctness to any Person other than its addressees, or to take into account changes in law, facts or any other development of which we may later become aware.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" contained in the prospectus contained therein.


                                                    Very truly yours,

                                                    /s/ Hale Lane Peek Dennison
                                                    Professional Corporation

May 15, 2003
Page 1


                                    EXHIBIT D

                          [Quarles & Brady Letterhead]


May 15, 2003


Rexnord Corporation
4701 Greenfield Avenue
Milwaukee, WI 53214

Betzdorf Chain Company Inc.
4701 Greenfield Avenue
Milwaukee, WI 53214

Latham & Watkins LLP
555 Eleventh Street, N.W., Suite 1000
Washington, District of Columbia 20004-1304

             Re: REGISTRATION STATEMENT ON FORM S-4 RELATING TO $225,000,000 AGGREGATE PRINCIPAL AMOUNT OF 10-1/8% SENIOR SUBORDINATED NOTES DUE 2012

Ladies and Gentlemen:

         In connection with the registration of $225,000,000 aggregate principal amount of 10-1/8% Senior Subordinated Notes due 2012 (the "Securities") by Rexnord Corporation, a Delaware corporation (the "Company"), and each of the other co-registrants thereto, and the guaranty of the Securities (the "Guaranty") by Betzdorf Chain Company Inc. (the "Wisconsin Guarantor"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on January 9, 2003, and amended on March 19, 2003, April 17, 2003, May 14, 2003 and May 15, 2003 (File No. 333-102428), (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Securities and the Guaranty will be issued pursuant to an indenture dated as of November 25, 2002 (the "Indenture") by and among the Company, the parties listed on Schedule A hereto (collectively, the "Guarantors") and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee"). The Securities and the Guaranty will be issued in exchange for the Company's outstanding 10-1/8% Senior Subordinated Notes due 2012 on the terms set forth in the prospectus contained in the Registration Statement and the Letter of Transmittal filed as an exhibit thereto. The Indenture, the Securities and the Guaranty are sometimes referred to herein collectively as the "Operative Documents." Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

         In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Wisconsin Guarantor in connection with the


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May 15, 2003
Page 2


authorization and issuance of the Guaranty. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of Wisconsin, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Guaranty by the Wisconsin Guarantor set forth in the Indenture has been duly authorized by all necessary corporate action of the Wisconsin Guarantor and the Guaranty set forth in the Indenture has been duly executed and delivered by the Wisconsin Guarantor.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" contained in the prospectus contained therein.

                                             Very truly yours,

                                             /s/ Quarles & Brady LLP


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May 15, 2003
Page 3


                                   SCHEDULE A


          NAME                                                         JURISDICTION
1.        PT Components Inc.                                           Delaware
2.        RAC-I Inc.                                                   Delaware
3.        RBS Acquisition Corporation                                  Delaware
4.        RBS China Holdings L.L.C.                                    Delaware
5.        RBS Global Inc.                                              Delaware
6.        RBS North America Inc.                                       Delaware
7.        Rexnord Germany-1 Inc.                                       Delaware
8.        Rexnord International Inc.                                   Delaware
9.        Rexnord North America Holdings Inc.                          Delaware
10.       Winfred Berg Licensco Inc.                                   Delaware
11.       W.M. Berg Inc.                                               Delaware
12.       Prager Incorporated                                          Louisiana
13.       Addax Inc.                                                   Nebraska
14.       Clarkson Industries Inc.                                     New York
15.       Rexnord Ltd.                                                 Nevada
16.       Rexnord Puerto Rico Inc.                                     Nevada
17.       Betzdorf Chain Company Inc.                                  Wisconsin
